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                                                                     EXHIBIT 5.1

                             [LIBERTY LETTERHEAD]




                                  June 27, 1997

The Liberty Corporation
2000 Wade Hampton Boulevard
Greenville, S.C. 29615

Re: The Liberty Corporation Registration Statement on Form S-8 The Performance Incentive Compensation Program
         (As Amended and Restated on February 4, 1997)

Ladies and Gentlemen:

         I am General Counsel for The Liberty Corporation ("Liberty") and have acted on behalf of Liberty in connection with its Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended, 1,500,000 shares of Common Stock, no par value (the "Shares"), and 750,000 attached Rights to Purchase Series A Participating Cumulative Preferred Stock (the "Rights") of Liberty issuable pursuant to The Performance Incentive Compensation Program (as amended and restated on February 4, 1997) (the "Program") and pursuant to awards granted thereunder. The Program authorizes the issuance of a total of 4,300,000 Shares (including 2,150,000 attached Rights), of which 1,500,000 Shares and 750,000 attached Rights are being registered at this time.

         I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

         Based on the foregoing, I am of the opinion that the Shares and the attached Rights, when issued and delivered in accordance with the terms of the Program and awards granted under the Program will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the above mentioned Registration Statement on Form S-8 and to the reference to me under
Item 5 "Interests of Named Experts and Counsel" in the Registration Statement.

                                    Very truly yours,

                                    /s/ Martha G. Williams

                                    Martha G. Williams
                                    Vice President, General Counsel
                                      and Secretary


                                    Exhibit 5